Exhibit 5.1

[Cahill Gordon & Reindel LLP Letterhead]

July 14, 2022
Kaspien Holdings Inc.
2818 N. Sullivan Rd. Ste 130
Spokane Valley, WA 99216

Re:          Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Kaspien Holdings Inc., a New York corporation (the “Company”) in connection with that certain Registration Statement on Form S-3, File No. 333-252911 (the “Registration Statement”), filed by the Company, on February 9, 2021 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement was declared effective by the SEC on March 11, 2021 and the prospectus supplement (the “Prospectus Supplement”) filed on July 14, 2022 by the Company with the Commission pursuant to Rule 424 under the Securities Act.  Pursuant to the Registration Statement and the Prospectus Supplement, the Company is issuing 130,000 shares (the “Shares”) of its common stock, $0.01 par value per share (“Common Stock”) and pre-funded warrants (the “Warrants”) to purchase up to 508,978 shares of common stock (the “Warrant Shares”, and, together with the Shares, and the Warrants, the “Securities”). The Securities were sold by the Company pursuant to a Securities Purchase Agreement dated July 12, 2022 (the “Purchase Agreement”) among the Company and certain investors signatory thereto (the “Purchasers”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus Supplement or related applicable prospectus or the Purchase Agreement, other than as expressly stated herein with respect to the issuance of the Securities.

We have examined the Registration Statement, the Prospectus Supplement the Purchase Agreement, the form of the Warrants, the Company’s certificate of incorporation and the resolutions adopted by the board of directors of the Company relating to the Registration Statement, the Prospectus Supplement and the issuance of the Securities by the Company. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company. Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.
The issuance and sale of the Shares covered by the Registration Statement and the Prospectus Supplement pursuant to the Purchase Agreement have been duly authorized by the Company, and such Shares will be validly issued, fully paid and non-assessable when certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered to the Purchasers against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the Purchasers against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof, in accordance with the Purchase Agreement, the Registration Statement and the Prospectus Supplement.

2.
The issuance and sale of the Warrants covered by the Registration Statement and the Prospectus Supplement pursuant to the Purchase Agreement have been duly authorized by the Company, and such Warrants will be valid and binding obligations of the Company when such Warrants shall have been duly executed, countersigned and registered and duly delivered to the Purchasers against payment of the agreed consideration therefor, in accordance with the Purchase Agreement, the Registration Statement and the Prospectus Supplement .

3.
The issuance of the Warrant Shares covered by the Registration Statement and the Prospectus Supplement pursuant to the Warrants have been duly authorized by the Company, and such Warrant Shares will be validly issued, fully paid and non-assessable when certificates representing such Warrant Shares shall have been duly executed, countersigned and registered and duly delivered to the holders thereof against payment of the exercise price therefor or, if any such Warrant Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Warrant Shares to the holders thereof against payment of the exercise price therefor, in each case in accordance with the terms of the Warrants, the Purchase Agreement, the Registration Statement and the Prospectus Supplement.

In rendering the opinions set forth in 3 above, we have assumed that, at the time of the issuance, sale and delivery of the Warrant Shares: (i) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity thereof; (ii) the certificate of incorporation and bylaws of the Company, each as currently in effect, will not have been modified or amended and will be in full force and effect; and (iii) there will be a sufficient number of shares of Common Stock authorized and then available for issuance under the Company’s certificate of incorporation as then in effect.

In giving our opinion, we are relying, without independent verification as to all matters of fact, upon certificates and written statements of officers of the Company. In rendering the opinion set forth above, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York.

We hereby consent to the reference to our firm in the Registration Statement under the caption “Legal Matters” and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act, as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Cahill Gordon & Reindel LLP
Cahill Gordon & Reindel LLP